UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2011
COVANTA HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6732	95-6021257

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

445 South Street, Morristown, New Jersey	07960

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (862) 345-5000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
On December 13, 2010, Covanta Energy International Investments Ltd. (“CEI”), an indirect wholly-owned subsidiary of Covanta Holding Corporation (the “Company”), entered into a Sale and Purchase Agreement (the “Agreement”) with New Growth B.V., a wholly-owned subsidiary of Electricity Generating Public Company Limited (“EGCO”), pursuant to which CEI was selling to EGCO all of CEI’s equity interests in the Quezon coal-fired electric generation facility located in the Philippines.
On March 28, 2011, the Company announced that it has completed the sale of its equity interests in the Quezon coal-fired electric generation facility to EGCO for a price of $215 million in cash.
The Quezon equity interests sold consisted of CEI’s 100% interest in Covanta Philippines Operating, Inc., which provides operation and maintenance services to the facility, as well as CEI’s approximately 27% ownership interest in the project company, Quezon Power, Inc.
A copy of the Company’s March 28, 2011 press release announcing the completed sale is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated March 28, 2011, issued by Covanta Holding Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVANTA HOLDING CORPORATION
Date: March 28, 2011	By:	/s/ Timothy J. Simpson
Timothy J. Simpson
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 28, 2011, issued by Covanta Holding Corporation.